UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2021
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2021, Tupperware Brands Corporation (the “Corporation”) and its wholly owned subsidiaries Tupperware Products AG (the “Swiss Subsidiary Borrower”), Administradora Dart, S. de R.L. de C.V. (the “Mexican Subsidiary Borrower”) and Tupperware Brands Asia Pacific Pte. Ltd (the “Singaporean Subsidiary Borrower,” together with the Swiss Subsidiary Borrower and the Mexican Subsidiary Borrower, the “Subsidiary Borrowers”), entered into the Credit Agreement (“Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and certain banks from time to time named therein, as lenders (the “Lenders”).

The Credit Agreement provides for (i) a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount available to the Corporation and the Subsidiary Borrowers of up to $480 million, (ii) a term facility available to the Corporation in U.S. dollars (the “U.S. Term Facility”) in an aggregate principal amount of $200 million and (iii) a term facility available to the Corporation or the Swiss Subsidiary Borrower in Euros (the “Euro Term Facility”) in an aggregate principal amount of €176 million. The Revolving Facility is divided into (a) global tranche, Mexican tranche and Singaporean tranche commitments, with the aggregate amount of borrowings under each tranche not to exceed $450 million, $15 million and $15 million, respectively, (b) a global tranche letter of credit facility, available up to $50 million of the Revolving Facility Amount, and (c) a global tranche swingline facility, available up to $100 million of the Revolving Facility Amount. Each of such tranches is available to the Corporation and the applicable Subsidiary Borrowers, with extensions of credit to the Subsidiary Borrowers not to exceed $325 million in the aggregate at any time outstanding. The Corporation is permitted to increase, subject to certain conditions, the Revolving Facility, the U.S. Term Facility and/or the Euro Term Facility so long as (i) the Revolving Facility is increased by no more than $250 million (for a maximum aggregate Revolving Facility of $730 million) and (ii) all facilities are increased by no more than $250 million, plus certain repayments of the loans under the Credit Agreement, plus an unlimited amount provided that the incurrence of such amount does not cause the Consolidated Secured Net Leverage Ratio (as defined in the Credit Agreement and which shall be calculated net of up to $100 million of unrestricted cash and cash equivalents (“Cash Netting”)) for the four (4) consecutive fiscal quarters then most recently ended to exceed 3.00 to 1.00. Each of the Revolving Facility, the U.S. Term Facility and the Euro Term Facility will mature on November [23], 2026.

Loans made under the Credit Agreement will comprise either (i)(A)(x) in the case of loans denominated in U.S. dollars and other currencies permitted by the Credit Agreement, prior to the date USD LIBOR is no longer in effect under the Credit Agreement (the “USD LIBOR Transition Date”), “Eurocurrency Rate Loans”, bearing interest determined in reference to the London interbank offered rate or equivalent for the applicable currency and interest period, plus a margin or (y) after the USD LIBOR Transition Date, “RFR Loans”, bearing interest determined in reference to the secured overnight financing rate as administered by the NYFRB and (B) in the case of loans denominated in pounds sterling, the Sterling Overnight Index Average as administered by the Bank of England (“Initial RFR Loans”) (in each case, subject to certain adjustments), plus a margin or (ii) “Base Rate Loans”, bearing interest at the sum of (A) the greatest of (x) the rate of interest publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate, (y) the NYFRB rate plus 0.5%, and (z) (i) prior to the USD LIBOR Transition Date, adjusted LIBOR on such day (or if such day is not a business day, the immediately preceding business day) for a deposit in U.S. dollars with a maturity of one month and (ii) after the USD LIBOR Transition Date, the secured overnight financing rate as administered by the NYFRB (subject to certain adjustments), plus 1% and (B) a margin. The applicable margin in each case will be determined by reference to a pricing schedule and will be based upon the Consolidated Leverage Ratio (computed as consolidated funded indebtedness of the Corporation and its subsidiaries to the consolidated EBITDA (as defined in the Credit Agreement) of the Corporation and its subsidiaries for the four (4) fiscal quarters then most recently ended) for the fiscal quarter referred to in the quarterly or annual financial statements most recently delivered. Under the Credit Agreement, the applicable margin for Base Rate Loans ranges from 0.50% to 1.25%, the applicable margin for Eurocurrency Rate Loans and, after the USD LIBOR Transition Date, RFR Loans ranges from 1.50% to 2.25% (or from 1.535% to 2.285% for Initial RFR Loans), and the commitment fee for unused commitments ranges from 0.15% to 0.275%, based on the Consolidated Leverage Ratio. Loans made under the swingline facility will bear interest, if denominated in U.S. Dollars, at the same rate as a Base Rate Loan and, if denominated in another currency, at the same rate as a Eurocurrency Rate Loan or RFR Loan, as applicable.
The obligations under the Credit Agreement will be (a) guaranteed by (i) with respect to the Subsidiary Borrowers, the Parent Borrower and (ii) with respect to both the Corporation and the Subsidiary Borrowers, each existing and subsequently acquired or organized direct or indirect material wholly-owned U.S. subsidiary of the Parent Borrower (each a “Guarantor’) and (b) secured by substantially all tangible and intangible personal property of the Corporation and each Guarantor and all products, profits and proceeds of the foregoing, in each case, subject to certain exceptions.

Under the Credit Agreement, the Corporation shall not permit as of the last day of any fiscal quarter of the Corporation (a) the Consolidated Net Leverage Ratio for the four (4) consecutive fiscal quarters then most recently ended to be greater than or equal to 3.75 to 1.00 (subject to Cash Netting) which may be increased two times during the term of the Credit Agreement by 0.25 to 1.00 in connection with any acquisition permitted by the Credit Agreement having aggregate cash consideration in excess of $75 million or (b) the Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) for the four (4) consecutive fiscal quarters then ended to be less than or equal to 3.00 to 1.00.

The Credit Agreement also contains certain affirmative and negative covenants, including, among other things, as to compliance with obligations and laws, restrictions on the incurrence of liens, indebtedness, asset dispositions, restricted payments, investments and other covenants the Corporation considers customary for credit facilities of this nature. These covenants are subject to a number of limitations and exceptions.

Additionally, the Credit Agreement contains events of default and remedies the Corporation considers customary for credit facilities of this nature. If the Corporation does not comply with the financial and other covenants in the Credit Agreement, the Lenders may, subject to certain grace periods and cure rights, require immediate payment of all amounts outstanding under the Credit Agreement and any outstanding unfunded commitments may be terminated.

The proceeds of initial borrowings under the Credit Agreement were used to repay in full amounts outstanding under (i) that certain Second Amended and Restated Credit Agreement dated as of March 29, 2019 among the Corporation, Tupperware Nederland B.V., the Mexican Subsidiary Borrower, the Singaporean Subsidiary Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, (ii) that certain Term Loan Credit Agreement dated as of December 3, 2020 among the Corporation, Alter Domus (US) LLC, as administrative agent and the lenders party thereto and (iii) that certain Term Loan Credit Agreement dated as of December 3, 2020 among the Corporation, Dart Industries, Inc., Alter Domus (US) LLC, as administrative agent and the lenders party thereto. The proceeds of any additional borrowings under the Credit Agreement may be used for general corporate purposes.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the seventh amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 23, 2021, the Company issued a press release announcing the closing of the transactions under the Credit Agreement. The press release is attached as Exhibit 99.1 to this Current Report and incorporated into this Item 7.01 by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement dated as of November 23, 2021, by and among Tupperware Brands Corporation, as parent borrower, Tupperware Products AG, as Swiss subsidiary borrower, Administradora Dart, S. de R.L. de C.V., as Mexican subsidiary borrower and Tupperware Brands Asia Pacific Pte. Ltd, as Singaporean subsidiary borrower, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto.

99.1	Press Release of Tupperware Brands Corporation, dated November 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	November 23, 2021	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary